UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2018

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission File Number)	(IRS Employer Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 18, 2018, Arcimoto, Inc. (the “Company”) entered into a Standard Industrial/Commercial Single-Tenant Lease-Net (the “Lease”) with TEJ Enterprises, LLC (the “Landlord”). Pursuant to the Lease, the Company will lease approximately 4491 square feet of space located at 630 Tenth Avenue, San Diego, CA (the “Premises”) from the Landlord, which the Company expects to use as a rental center for its FUVs, among other general retail, dispatching, parking and charging services for electrical vehicles. The Lease, which began on November 1, 2018, has a term of 5 years. Annual base rent under the Lease is approximately $8,982.00 per month, plus a 5% management fee.

On October 18, 2018, pursuant to an amendment to the Lease (the “Lease Amendment”), the Company sublet the Premises to Hula Holdings, Inc. (“Hula”). Pursuant to the Lease Amendment, Hula has agreed to pay the Landlord 65% of the annual base rent and associated costs under the Lease. However, upon an event of default under the Lease, including the failure to pay rent (subject to a cure period and duty to mitigate), the Landlord may, among other things, terminate the Lease and require the Company to surrender possession of the Premises and pay all rent due and payable for the balance of Lease’s term.

The description of the Lease and Lease Amendment provided above is qualified in its entirety by reference to the full and complete terms of the Lease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that express the Company’s intentions, beliefs, expectations, strategies, predictions and other statements relating to its future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which the Company files with the SEC. Such statements could be affected by risks and uncertainties related to, among other things: the Company’s ability to generate sufficient cash flow to fund its capital expenditure requirements and continue operations; the Company’s ability to effectively execute on its developing growth strategy; the Company’s ability to manage the distribution channels for its products, including its ability to successfully implement its rental strategy, direct to consumer distribution strategy and any additional distribution strategies it may deem appropriate; the Company’s ability to design, manufacture and market vehicle models cost effectively and within projected timeframes; and changes in laws or regulations governing the Company’s business and operations. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, the Company does not undertake any obligation to update any forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: November 7, 2018	By:	/s/ Douglas M. Campoli
Douglas M. Campoli Chief Financial Officer

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